UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

July 16, 2007 (July16, 2007)
Date of Report (Date of earliest event reported)

VINEYARD NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-20862	33-0309110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Corona Pointe Court, Corona, California	92879
(Address of principal executive offices)	(Zip Code)

(951)271-4232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of a Principal Officer

On July 16, 2007, Vineyard National Bancorp (the "Company") announced the appointment of Lucilio Couto to the position of Senior Vice President and Chief Risk Officer of the Company and its operating subsidiary, Vineyard Bank, N.A. (the "Bank").

For the past 16 years, Mr. Couto has held the position of Senior Risk Management Examiner for the Federal Deposit Insurance Corporation ("FDIC"). He has extensive experience in risk management, regulatory compliance, credit analysis and financial statement analysis. In addition, he has provided supervisory and training experience at the FDIC. Mr. Couto is 38 years old.

Mr. Couto's employment with the Company commenced on July 16, 2007.  As Senior Vice President and Chief Risk Officer of the Company, Mr. Couto will receive a base salary of $150,000 per annum, and upon employment, he was granted 2,500 shares of the Company's restricted stock, which cliff vest after four years of employment.  In addition, Mr. Couto will be eligible for an annual management incentive. Such incentive is at the discretion of the Company's Board of Directors.

There are no family relationships between Mr. Couto and directors or executive officers of the Company, and Mr. Couto has not had any material interest in any transactions of the Company.

In conjunction with his new role at the Company, Mr. Couto will receive a one year change of control agreement with the Company, a form of which is attached hereto as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits

(a)    Not applicable
(b)    Not applicable
(c)    Not applicable
(d)    The following exhibits are included with this Report:

       Exhibit 10.1   Form of change of control agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINEYARD NATIONAL BANCORP

Date: July 16, 2007	By:	/s/ Gordon Fong
Gordon Fong
Executive Vice President and Chief Financial Officer